EXHIBIT 10.20
January 5, 2024
Peter M. Moglia
Address on file with the Corporation
Dear Peter:
This letter confirms our recent discussions regarding our modification of your Third Amended and Restated Executive Employment Agreement, effective as of May 22, 2018 (your
“Employment Agreement”).
Long-Term Incentive Grants
Pursuant to Section 2.3(a) of your Employment Agreement, you are currently eligible to receive an annual long-term incentive compensation award in the form of restricted shares of the common stock of Alexandria Real Estate Equities, Inc. (the “Corporation”) (an “LTI Grant”)
with respect to each fiscal year of the Corporation during the term of your Employment
Agreement which ends prior to the fiscal year during which your Employment Agreement is terminated.
This letter amends Section 2.3(a) of your Employment Agreement and Exhibit B thereto (such
Section 2.3(a) and Exhibit B as in effect prior to the date of this letter, the “Prior Provisions”), such that for any LTI Grants granted after the date of this letter:
(i)the value of each target LTI grant will be $5,500,000 (instead of $4,500,000 under the Prior Provisions);
(ii)50% of the shares subject to the target LTI Grant (the “Time-Based Stock”) will vest monthly in equal installments over the 48-month period (instead of the 36-month period under the Prior Provisions) following the applicable date of grant based solely on your continued
service with the Corporation;
(iii)the remaining 50% of the shares subject to the target LTI Grant (the “Target
Performance-Based Stock”) will vest based on certain corporate performance criteria, provided that such number is to be increased by 50% (instead of 56.4% under the Prior Provisions), such that the number of shares subject to the LTI Grant that is subject to performance-based vesting is to be 150% (instead of 156.4% under the Prior Provisions) of the Target Performance-Based
Stock (the “Maximum Performance-Based Stock”); and

(iv)as an additional requirement that was not included in the Prior Provisions, with respect to any vested shares of the Time-Based Stock and the Maximum Performance-Based
Stock, you will be prohibited from selling, assigning, transferring, pledging, hypothecating or otherwise disposing of such vested shares during the period commencing on (and including) the applicable vesting date of such shares and ending on (and including) the day immediately prior to the first anniversary of such vesting date (such prohibition, the “Trading Restriction”), except (a)
to satisfy any applicable tax withholding obligations with respect to such vested shares, (b)
following your termination of employment by the Corporation without Cause or by you for Good
Reason, or due to your death or Disability (as such terms are defined in your Employment
Agreement), or (c) upon and following a Change in Control (as defined in your Employment
Agreement); provided, however, that the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) (or any person or subcommittee authorized by the Compensation Committee) may, in its sole discretion, permit the transfer of any such vested shares in a manner consistent with applicable tax and securities laws upon your request, except that (1) no such shares may be transferred for consideration and (2) any such shares that are transferred will be subject to all of the terms and conditions of the applicable restricted stock agreement, including but not limited to the Trading Restriction until the lapse of such Trading
Restriction.
For the avoidance of doubt, (i) with respect to the Maximum Performance-Based Stock, the corporate performance criteria (including the applicable goals, metrics, points of interpolation, and method of calculation) set forth in Exhibit B to your Employment Agreement may be modified for new LTI Grants to conform to new business circumstances, all as determined reasonably and in good faith by the Compensation Committee in consultation with you, and (ii)
this letter does not affect any of your LTI Grants that are outstanding as of the date of this letter.
Title Change
This letter amends your Employment Agreement (including Section 1) to reflect your current title of Chief Executive Officer and Chief Investment Officer of the Corporation.
Miscellaneous
This letter amends your Employment Agreement, which continues in all other respects in accordance with its terms.  Together with your Employment Agreement, and the agreements and plans referred to therein, this letter represents the entire understanding between the Corporation and you with respect to the subject matter hereof, and this letter supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof.
*                          *                          *

If you agree with the foregoing, please sign and return the enclosed copy of this letter, which will become a binding agreement on receipt.
Sincerely,
Alexandria Real Estate Equities, Inc.

By: /s/ Marc E. Binda
Name: Marc E. Binda
Title: Chief Financial Officer and Treasurer
Accepted and Agreed as of the date hereof:

/s/ Peter M. Moglia
Peter M. Moglia